                                                                    EXHIBIT 23.2

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Biopure Corporation 2002 Omnibus Securities and Incentive Plan, as amended, of our report dated December 12, 2003 (except for Note 13, as to which the date is January 26, 2004), with respect to the consolidated financial statements of Biopure Corporation included in its Annual Report (Form 10-K/A) for the year ended October 31, 2003, filed with the Securities and Exchange Commission.

                                    /s/  Ernst & Young LLP
Boston, Massachusetts
April 6, 2004